UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2023

AUDACY, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2023, Audacy, Inc. (the “Company”) entered into a retention letter agreement with each of its named executive officers for cash-based retention bonus awards (the “Retention Awards”) in the following amounts:

NEO	Title	Bonus Amount
David J. Field	Chairman, President and Chief Executive Officer	$1,000,000
Richard J. Schmaeling	EVP – Strategic Initiatives and Chief Financial Officer	$850,000
Susan R. Larkin	EVP and Chief Operating Officer	$500,000
J.D. Crowley	President – Podcast and Streaming and Chief Digital Officer	$250,000
Andrew P. Sutor, IV	EVP, General Counsel and Secretary	$600,000

The Retention Awards were unanimously approved by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) and such action by the Committee was unanimously ratified, affirmed and approved by the full Board of Directors of the Company. The Retention Awards were paid to the named executive officers on June 23, 2023 (the “Payment Date”). The Retention Awards are subject to the executive’s obligation to repay the net after-tax amount in the event that the executive retires, resigns or otherwise voluntarily terminates employment without good reason or is terminated by the Company for cause prior to the 12-month anniversary of the Payment Date. These Retention Awards, are intended to be in lieu of an annual bonus with respect to 2023.

The above description of the retention letter agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of retention letter agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

In addition to the Retention Awards described in Item 5.02 of this Current Report on Form 8-K, the Company also adopted a retention bonus program covering certain members of the Company’s senior management team including the Company’s Market Managers, the Company’s Regional Presidents, and members of the Company’s corporate team who are Executive Vice Presidents or higher within the organization. These bonuses are subject to the recipient’s obligation to repay the net after-tax bonus in the event that the recipient retires, resigns or otherwise voluntarily terminates employment without good reason or is terminated by the Company for cause prior to June 16, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Retention Letter Agreement

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: June 23, 2023

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